Exhibit 99(a)

Nasdaq Approves BNC Bancorp Listing on Small-Cap Market

THOMASVILLE, N.C., July 31 /PRNewswire-FirstCall/ — BNC Bancorp (Nasdaq: BNCN) announced today that the Company has met all requirements for listing on the Nasdaq Small-Cap Market and that Nasdaq has approved the Company’s Small-Cap Market application. The Company will begin trading on the exchange on August 1, 2003 and will continue to trade as before under the ticker symbol BNCN.

BNC Bancorp is the parent company of Bank of North Carolina, a $331 million commercial bank that provides a complete line of banking and financial services to individuals and businesses through full-service banking offices located in the cities of Thomasville, Archdale, Lexington, Kernersville and Oak Ridge, North Carolina. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is quoted in the Nasdaq Small-Cap market under the symbol “BNCN.”

This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to BNC Bancorp’s filings with the Securities and Exchange Commission for a summary of important factors that could affect BNC Bancorp’s forward-looking statements. BNC Bancorp undertakes no obligation to revise these statements following the date of this press release.

SOURCE BNC Bancorp

-0- 07/31/2003

/CONTACT: W. Swope Montgomery, Jr., President and CEO of BNC Bancorp, +1-336-476-9200/

/Web site: http://www.bankofnc.com /

(BNCN)

CO:	BNC Bancorp; Bank of North Carolina; Nasdaq

ST:	North Carolina

IN:	FIN OTC

SU: